SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2007

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Officer

Resignation of Dr. Henry Sandri

Dr. Henry J. Sandri, PhD, who has served as president of Select Resources Corporation, a wholly owned subsidiary of Tri-Valley Corporation,  has resigned to become the permanent president and chief executive officer of Duluth Metals, Inc., a Toronto Stock Exchange listed company exploring for copper and nickel in Minnesota.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: July 1, 2007	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer